EXHIBIT 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

May 2, 2005

USB Capital VII
USB Capital VIII
USB Capital IX
USB Capital X
USB Capital XI
USB Capital XII
USB Capital XIII
USB Capital XIV
USB Capital XV
USB Capital XVI
c/o U.S. Bancorp
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Re: USB Capital VII — USB Capital XVI

Ladies and Gentlemen:

     We have acted as special Delaware counsel for U.S. Bancorp, a Delaware corporation (the “Company”), USB Capital VII, a Delaware statutory trust (“Trust VII”), USB Capital VIII, a Delaware statutory trust (“Trust VIII”), USB Capital IX, a Delaware statutory trust (“Trust IX”), USB Capital X, a Delaware statutory trust (“Trust X”), USB Capital XI, a Delaware statutory trust (“Trust XI”), USB Capital XII, a Delaware statutory trust (“Trust XII”), USB Capital XIII, a Delaware statutory trust (“Trust XIII”), USB Capital XIV, a Delaware statutory trust (“Trust IV”), USB Capital XV, a Delaware statutory trust (“Trust XV”), and USB Capital XVI, a Delaware statutory trust (“Trust XVI”) (Trust VII, Trust VIII, Trust IX, Trust X, Trust XI, Trust XII, Trust XIII, Trust XIV, Trust XV, and Trust XVI are hereinafter collectively referred to as the “Trusts” and sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

USB Capital VII — XVI
May 2, 2005

     We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

a)	The Restated Certificate of Trust of Trust VII, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 27, 2005;

b)	The Certificate of Trust of Trust VIII, as filed with the Secretary of State on April 27, 2005;

c)	The Certificate of Trust of Trust IX, as filed with the Secretary of State on April 27, 2005;

d)	The Certificate of Trust of Trust X, as filed with the Secretary of State on April 27, 2005;

e)	The Certificate of Trust of Trust XI, as filed with the Secretary of State on April 27, 2005;

f)	The Certificate of Trust of Trust XII, as filed with the Secretary of State on April 27, 2005;

g)	The Certificate of Trust of Trust XIII, as filed with the Secretary of State on April 27, 2005;

h)	The Certificate of Trust of Trust XIV, as filed with the Secretary of State on April 27, 2005;

i)	The Certificate of Trust of Trust XV, as filed with the Secretary of State on April 27, 2005;

j)	The Certificate of Trust of Trust XVI, as filed with the Secretary of State on April 27, 2005;

k)	The First Amended and Restated Trust Agreement of Trust VII, dated as of April 27, 2005, among the Company and the trustees of Trust VII named therein;

l)	The Trust Agreement of Trust VIII, dated as of April 27, 2005, among the Company and the trustees of Trust VIII named therein;

USB Capital VII — XVI
May 2, 2005

m)	The Trust Agreement of Trust IX, dated as of April 27, 2005, among the Company and the trustees of Trust IX named therein;

n)	The Trust Agreement of Trust X, dated as of April 27, 2005, among the Company and the trustees of Trust X named therein;

o)	The Trust Agreement of Trust XI, dated as of April 27, 2005, among the Company and the trustees of Trust XI named therein;

p)	The Trust Agreement of Trust XII, dated as of April 27, 2005, among the Company and the trustees of Trust XII named therein;

q)	The Trust Agreement of Trust XIII, dated as of April 27, 2005, among the Company and the trustees of Trust XIII named therein;

r)	The Trust Agreement of Trust XIV, dated as of April 27, 2005, among the Company and the trustees of Trust XIV named therein;

s)	The Trust Agreement of Trust XV, dated as of April 27, 2005, among the Company and the trustees of Trust XV named therein;

t)	The Trust Agreement of Trust XVI, dated as of April 27, 2005, among the Company and the trustees of Trust XVI named therein;

u)	The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus (the “Prospectus”), with respect to, among other things, the Capital Securities of the Trusts representing undivided beneficial interests in the assets of the Trusts (each, a “Capital Security” and collectively, the “Capital Securities”), as filed by the Company and the Trusts with the Securities and Exchange Commission on or about May 2, 2005;

v)	A form of Amended and Restated Trust Agreement for each of the Trusts to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including all attachments and exhibits thereto) (collectively, the “Trust Agreements” and individually, a “Trust Agreement”), filed as an exhibit to the Registration Statement; and

w)	A Certificate of Good Standing for each of the Trusts, dated May 2, 2005 obtained from the Secretary of State.

USB Capital VII — XVI
May 2, 2005

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

     As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that each of the Trust Agreements and Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trusts (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for such Capital Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Capital Securities will be issued and sold to the Capital Security Holders in accordance with the Trust Agreements and the Prospectus. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

     This opinion is limited to the law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

USB Capital VII — XVI
May 2, 2005

     2. The Capital Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, legally issued, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

     3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the applicable Trust Agreement.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger P.A.